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                                                                   EXHIBIT 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the incorporation by reference in the Proxy Statement/Prospectus forming part of the Registration Statement on Form S-4 of Aluminum Company of America (the "Company") under the Securities Act of 1933, of our report dated January 8, 1998, except Note V, for which the date is February 6, 1998, on our audits of the consolidated financial statements and financial statement schedules of Aluminum Company of America and consolidated subsidiaries as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997, which reports are incorporated by reference or included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997. We also consent to the reference to our firm under the caption "Experts."

                                          Coopers & Lybrand L.L.P.

                                          Pittsburgh, Pennsylvania
                                          June 30, 1998